EXHIBIT 3.6 STATE OF MISSOURI Denny Hoskins Secretary of State CERTIFICATE OF AMENDMENT WHEREAS, THE JONES FINANCIAL COMPANIES, L.L.L.P. LP0000443 filed its Certificate of Amendment with this office and WHEREAS that filing was found to conform to the Missouri Uniform Limited Partnership Law; NOW, THEREFORE, I, DENNY HOSKINS, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law do hereby certify that the above entity’s Registration of Limited Partnership is amended. IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 12th day of May, 2026. Secretary of State

LP0000443 Date Filed: 5/12/2026 Denny Hoskins Missouri Secretary of State FOURTH AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF THE JONES FINANCIAL COMPANIES, L.L.L.P. The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following: (1) The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443. (2) The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026. (3) The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A. Upon the withdrawal and admission of said partners, the number of general partners is 574. In affirmation thereof, the facts stated above are true. Dated: May 12, 2026 General Partners: By Penny Pennington Managing Partner/Authorized Person/Attorney-in-Fact ORI-05122026-2167 State of Missouri No of Pages 2 Pages Articles of Amendment

EXHIBIT A Withdrawn General Partners: Partner Name Date withdrawn as General Partner Address 1 & 2 City, State & Zip Hoppe, Mark 5/1/2026 12555 Manchester Road St. Louis, MO 63131 Malchar, Samuel Mark 5/1/2026 12555 Manchester Road St. Louis, MO 63131 Admitted General Partners: Partner Name Date Admitted as General Partner Address 1 & 2 City, State & Zip The Mark D. Hoppe and Danae J. Hoppe Revocable Trust 5/1/2026 12555 Manchester Road St. Louis, MO 63131 The Sam Squared Revocable Living Trust 5/1/2026 12555 Manchester Road St. Louis, MO 63131 Exhibit A to Fourth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P, Page 1 of 1